Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-24621, 33-54577, 33-31812, 33-63273, 33-54583, 333-58039, 333-69726, 333-100342, 333-111214, and 333-111215) of Dell Inc. (formerly Dell Computer Corporation) of our report dated October 29, 2007 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Austin, Texas
October 30, 2007